                                                                    EXHIBIT 3.11

                          BID.COM INTERNATIONAL INC.
              (FORMERLY, INTERNET LIQUIDATORS INTERNATIONAL INC.)

                      SUBSCRIPTION AND PURCHASE AGREEMENT
                                U.S. PURCHASERS


TO:       BID.COM INTERNATIONAL INC,
          (FORMERLY, INTERNET LIQUIDATORS INTERNATIONAL INC.)

AND TO:   PAUL GODIN
          JEFFERY LYMBURNER

AND TO:   YORKTON SECURITIES INC.

1.   SUBSCRIPTION
     ------------

     The undersigned (the "Purchaser") hereby irrevocably subscribes for and agrees to purchase, on and subject to the terms and conditions set forth herein and in the Underwriting Agreement and the Special Warrant Indenture (each as defined below), from Bid.Com International Inc. (formerly, Internet Liquidators International Inc.) (the "Corporation") such number of special warrants of the Corporation ("Special Warrants") as set forth in section 19 (collectively the "Purchased Warrants") at a price of $1.40 per Special Warrant (the "Subscription Price"). The Purchased Warrants form part of a larger offering (the "Offering") of 8,600,000 Special Warrants, of which 8,100,000 Special Warrants (the "Treasury Special Warrants") shall be issued and sold by the Corporation and 500,000 Special Warrants (the "Secondary Special Warrants") to be issued and sold by Paul Godin and Jeffrey Lymburner (collectively, the "Selling Securityholders") on a pro rata basis (or such other basis as the Selling Securityholders and the Underwriter (as hereinafter defined) may otherwise agree) pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into by Yorkton Securities Inc. (the "Underwriter"), the Selling Securityholders and the Corporation on August 4, 1998 or such other date as the Corporation, the Selling Securityholders and the Underwriter may agree (the "Closing Date"). Certain details of the Offering are provided in the term sheet attached hereto as Schedule II.

2.   DESCRIPTION OF SPECIAL WARRANTS
     -------------------------------

     The Special Warrants shall be created and issued pursuant to a special warrant indenture (the "Special Warrant Indenture") to be entered into between CIBC Mellon Trust Company or another registered trust company, in its capacity as Special Warrant agent thereunder, the Selling Securityholders and the Corporation dated as of the Closing Date.

     The specific attributes of the Special Warrants shall be set forth in the Special Warrant Indenture, which will provide, among other things, that the holders of Special Warrants shall be entitled to receive, upon the exercise thereof and without payment of any consideration, one unit of the Corporation ("Unit"). Each Unit will consist of one common share of the Corporation ("Common Share") and one-half of one Common Share purchase warrant ("Warrant"). Each whole Warrant will entitle the holder thereof to acquire one Common Share at a price of $1.65 per Common Share for a period ending on the date which is the earlier of: (i) ten (10) business days following the date on which the Corporation delivers a notice (the "U.S. Offering Notice") to all holders of Warrants confirming that it has filed a preliminary prospectus or registration statement in connection with a U.S. public offering (the "U.S. Offering") of at least $7,000,000; and (ii) 12 months following the Closing Date. The Purchaser hereby acknowledges and understands that notwithstanding the delivery of a U.S. Offering Notice, the U.S. Offering may not proceed to completion for a variety of reasons including, without limitation, the state of the financial markets and the demand for the Corporation's securities at the relevant time. ACCORDINGLY, THE DELIVERY OF THE U.S. OFFERING NOTICE SHALL NOT CONSTITUTE OR BE DEEMED TO CONSTITUTE A GUARANTEE OR ASSURANCE BY THE CORPORATION OR THE UNDERWRITER THAT THE U.S. OFFERING WILL BE COMPLETED AND, IN DETERMINING WHETHER OR NOT TO EXERCISE THEIR WARRANTS, HOLDERS ARE ADVISED TO CAREFULLY CONSIDER THE POSSIBILITY THAT THE U.S. OFFERING ULTIMATELY MAY NOT PROCEED. The Common Shares and the Warrants issuable on exercise of the Special Warrants are collectively referred to herein as the "Subject Securities".

     Unless previously retracted, the Special Warrants shall be exercisable by the holders thereof at any time and will be automatically exercised at 5:00 p.m. (Toronto time) on the earlier of the following dates (such date being the "Expiry Date"): (i) the fifth business day after a receipt is issued by the last of the relevant securities regulatory authorities in each of the Qualifying Jurisdictions (the "Securities Regulators") for a (final) prospectus (the "Final Prospectus") qualifying the Units issuable on the exercise of the Special Warrants; and (ii) one year after the Closing Date.

IN THE EVENT THAT THE CORPORATION IS UNABLE TO OBTAIN A RECEIPT FOR THE FINAL PROSPECTUS IN A QUALIFYING JURISDICTION, THE SPECIAL WARRANTS AND SUBJECT SECURITIES MAY BE SUBJECT TO STATUTORY RESALE RESTRICTIONS UNDER THE APPLICABLE SECURITIES LEGISLATION OF THAT PROVINCE. IN ADDITION, STATUTORY RESTRICTIONS MAY APPLY ON THE RESALE OF THE SUBJECT SECURITIES THAT ARE ACQUIRED PRIOR TO THE ISSUANCE OF RECEIPTS FOR THE PROSPECTUS BY THE SECURITIES REGULATORY AUTHORITIES IN ANY OF THE QUALIFYING JURISDICTIONS. PURCHASERS ARE ADVISED TO CONSULT THEIR OWN LEGAL ADVISORS IN THIS REGARD.

     In the event that the Corporation is unable to obtain the written consent to the Offering by holders of not less than 50% of the Common Shares on or prior to the date that is ten (10) Business Days following the Closing Date, the Corporation shall covenant and agree to convene a special meeting (the "Meeting") of the shareholders of the Corporation (the "Shareholders") as soon as possible and in any event within 75 days following the Closing Date in accordance with the by-laws of the Corporation and applicable corporate and securities laws in order to seek approval of the Offering by the Shareholders (the "Shareholder Approval").

     At the Closing, the gross proceeds of the Offering less an amount equal to 75% of the Underwriter's commission and estimated costs and expenses incurred in connection with the Offering (the "Escrowed Proceeds") shall be deposited into escrow with a mutually agreed upon escrow agent (the "Escrow Agent") as interest bearing funds. Upon the execution and delivery of a binding agreement announced in the public domain in respect of a private placement (the "Private Placement") on or before August 15, 1998 pursuant to which a strategic investor purchases not less than 1,500,000 Common Shares of the Corporation (the "Private Placement Shares") at a price of not less than $1.20 per share, the Escrow Agent shall release 25% of the Escrowed Proceeds (less a holdback of $200,000 to be applied against any cash penalty events as described below) to the Corporation and the Selling Securityholders on a pro rata basis. Provided that the Shareholder Approval has been obtained, the Private Placement has closed and a receipt for the Final Prospectus has been issued by the last of the Securities Regulators in each of the Qualifying Jurisdictions, the Escrow Agent shall release the balance of the Escrowed Proceeds less, for greater certainty, the aggregate Automatic Retraction Price and Discretionary Retraction Price (as hereinafter defined), if any, and the remaining 25% of the Underwriter's commission and estimated costs and expenses incurred in connection with the Offering, to the Corporation and the Selling Securityholders on a pro rata basis.

     If the Private Placement has not closed on or before August 15, 1998 or the Final Prospectus is not filed and a receipt issued therefor by the last of the Securities Regulators on or before the date (such date being hereinafter referred to as the "Qualification Deadline") that is:

     (i) 90 days after the Closing Date, where the Meeting is not required to be convened;

     (ii) 105 days following the Closing Date, where the Meeting is required to be convened;

each Special Warrant exercised or deemed to be exercised thereafter shall entitle the holder to receive 1.07 Units (in lieu of one Unit).

     In the event that the Meeting must be convened but is not convened within 75 days of the Closing Date, Purchasers shall be entitled to receive from the Escrowed Proceeds an amount (the "Cash Penalty Price") equal to 7% of the Subscription Price per Special Warrant for each Treasury Special Warrant purchased.

     In the event that the Shareholder Approval is not obtained within 90 days of the Closing Date, the Corporation shall retract and cancel, on a pro rata basis, that number of Treasury Special Warrants sold pursuant to the Offering less the number of Treasury Special Warrants that may be issued and sold by the Corporation without Shareholder Approval (being a minimum of 1.9 million Special Warrants), at a retraction price per Special Warrant (the "Automatic Retraction Price") payable from the Escrowed Proceeds equal to the sum of the Subscription Price per Special Warrant (together with all interest accrued thereon) and 7% of the aggregate Subscription Price of the Treasury Special Warrants divided by the number of Treasury Special Warrants to be retracted.

     In the event that the Private Placement has not occurred on or before August 15, 1998 or the Final Prospectus has not been filed and receipts issued therefor by the last of the Securities Regulators in each of the Qualifying Jurisdictions or on before the Qualification Deadline, the Purchasers shall be entitled, at their option, to require the Corporation to retract and cancel on a pro rata basis up to such number of Special Warrants as may be retracted from the Escrowed Proceeds at a retraction price per Special Warrant (the "Discretionary Retraction Price") equal to the Subscription Price per Special Warrant (together with all interest accrued thereon). For greater certainty, any amounts paid to the Underwriter out of the gross proceeds of the Offering in respect of the Underwriter's commission or expenses shall be paid by the Corporation to the Escrow Agent prior to the payment of the Discretionary Retraction Price. In the event that the Escrowed Proceeds are not sufficient to satisfy the aggregate Automatic Retraction Price or the Cash Penalty Price, the Corporation shall pay to the Escrow Agent, prior to the return of the Escrowed Proceeds to the Purchasers, an amount equal to the shortfall.

     THE PURCHASER ACKNOWLEDGES AND AGREES THAT THE RIGHTS OF SPECIAL WARRANTHOLDERS MAY BE MODIFIED UNDER THE SPECIAL WARRANT INDENTURE PURSUANT TO AN EXTRAORDINARY RESOLUTION APPROVED EITHER BY SPECIAL WARRANTHOLDERS THAT ATTEND OR ARE REPRESENTED AT A DULY CONVENED MEETING OF SPECIAL WARRANTHOLDERS AND ARE ENTITLED TO ACQUIRE NOT LESS THAN 66 2/3 PERCENT OF THE AGGREGATE NUMBER OF COMMON SHARES IN THE CAPITAL OF THE CORPORATION ("COMMON SHARES") WHICH WOULD BE ISSUED OR TRANSFERRED ON THE EXERCISE OF ALL OF THE THEN OUTSTANDING SPECIAL WARRANTS OR BY WRITTEN CONSENT OF SPECIAL WARRANTHOLDERS ENTITLED TO ACQUIRE NOT LESS THAN 66 2/3 PERCENT OF THE AGGREGATE NUMBER OF COMMON SHARES WHICH WOULD BE ISSUED OR TRANSFERRED ON THE EXERCISE OF ALL OF THE THEN OUTSTANDING SPECIAL WARRANTS. REFERENCE SHOULD BE MADE TO THE SPECIAL WARRANT INDENTURE, FOR A COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS ON WHICH THE SPECIAL WARRANTS ARE TO BE ISSUED.

     The foregoing description of the Special Warrants is a summary only and is subject to the detailed provisions of the Special Warrant Indenture under which such securities shall be issued.

     All dollar amounts referred to herein are in Canadian dollars.

3.   PAYMENT
     -------

     The aggregate amount payable by the Purchaser in respect of the Purchased Warrants (the "Subscription Price") must accompany this Subscription Agreement and shall be made by certified cheque or bank draft drawn on a Canadian chartered bank, and payable to the Underwriters or payable in such other manner as may be specified by the Underwriters.

4.   CONDITIONS OF CLOSING
     ---------------------

     The Purchaser must complete, sign and return one executed copy of this Subscription Agreement to Marilia Costa, Yorkton Securities Inc., BCE Place, 181 Bay Street, Suite 3100, P.O. Box 843, Toronto, Ontario, M5J 2T3, as soon as possible, and, in any event, no later than 5:00 p.m. (Toronto time) on July 31, 1998.

     As a condition of Closing (defined below), the Corporation must obtain any necessary approvals of The Toronto Stock Exchange (the "TSE") in respect of the issue of the Special Warrants (and the Subject Securities into which they are exercisable). The Purchaser agrees to complete and return the form of TSE Private Placement Questionnaire and Undertaking attached as Schedule III with this Subscription Agreement and to promptly execute and deliver all such documents and other instruments as the TSE may require.

     If the Purchaser is resident in the Province of British Columbia, the Purchaser must complete and return a report in the form attached hereto as
Schedule IV with this Subscription Agreement.

     Closing shall also be subject to conditions of closing in favour of the Underwriter to be provided for in the Underwriting Agreement.


5.   FACSIMILED SUBSCRIPTIONS
     ------------------------

     The Corporation and the Underwriter will be entitled to rely on delivery by facsimile of an executed copy of this subscription, and acceptance by the Corporation of such facsimile copy will be legally effective to create a valid and binding agreement between the Purchaser and the Corporation in accordance with the terms hereof.

6.   CLOSING
     -------

     Delivery and payment for the Special Warrants will be completed (the "Closing") at the offices of counsel to the Company, Gowling, Strathy & Henderson, Suite 4900, Commerce Court West, Toronto, Ontario, M5L 1J3 at 11:00 a.m. (Toronto time) (the "Closing Time") on August 4, 1998 or such earlier or later dates or times as the Corporation and the Underwriters may agree (the "Closing Date"). This executed Subscription Agreement is open for acceptance in whole or in part by the Corporation and the Selling Securityholders at any time prior to the Closing Time. Confirmation of acceptance or rejection of a subscription will be forwarded to the Purchaser promptly after acceptance or rejection has been made. If this subscription is rejected in whole and if the Purchaser has delivered a certified cheque or bank draft representing the Subscription Price for the Purchased Warrants, then such cheque or bank draft will be promptly returned to the Purchaser without interest. If this subscription is accepted only in part and the Purchaser has delivered a certified cheque or bank draft as aforesaid, a cheque representing the portion of the Subscription Price for that portion of the Purchaser's subscription for Special Warrants which is not accepted will be promptly returned to the Purchaser without interest.

     Certificates representing the Special Warrants (individually, a "Special Warrant Certificate", and collectively, the "Special Warrant Certificates") will be available for delivery against payment of the Subscription Price in the manner specified above. If the Purchaser does not choose to attend the Closing to receive the Special Warrant Certificate representing the Purchased Warrants, then the Purchaser, on its own behalf or on behalf of others for whom it is contracting hereunder, hereby appoints the Underwriter, with full power of substitution, as its true and lawful attorney and agent with the full power and authority in its place and stead to swear, execute, file and record any document necessary to accept delivery of the Special Warrants on the Closing Date, to terminate this subscription on its behalf in the event that any condition precedent to the offering has not been satisfied, to execute a receipt for the Purchased Warrants and all other documentation, modify or waive any conditions or grant any waivers on its behalf in connection with this transaction, and to deliver Special Warrant Certificates to the undersigned at the address set forth above promptly after Closing.

7.   PROSPECTUS EXEMPTIONS
     ---------------------

     The Purchaser acknowledges and agrees that the sale and delivery of the Purchased Warrants to the Purchaser (or to others for whom it is contracting hereunder) is conditional upon such sale being exempt from the requirements under applicable securities legislation requiring the filing of a prospectus in connection with the distribution of the Special Warrants or the delivery of an offering memorandum (as defined in the applicable securities legislation), or upon the issuance of such rulings, orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum.

     The Purchaser, on its own behalf (or on behalf of others for whom it is contracting hereunder) acknowledges and agrees that: (a) it has received a term sheet in the form attached hereto as Schedule II setting out the principal terms of this Subscription Agreement and the offering of Special Warrants; (b) it (or others for whom it is contracting hereunder) has not received, nor has it requested, nor does it have any need to receive, a prospectus or any offering memorandum, or any other document (other than financial statements, interim financial statements or any other document, the content of which is prescribed by statute or regulation) describing the business and affairs of the Corporation which has been prepared for delivery to, and reviewed by, prospective purchasers in order to assist it in making an investment decision in respect of the Purchased Warrants; (c) its decision to execute this Subscription Agreement and purchase the Purchased Warrants (on its own behalf or on behalf of others for whom it is contracting hereunder) has not been based upon any verbal or written representations as to fact or otherwise made by or on behalf of the Underwriters or the Corporation and that its decision (or the decision of others for whom it is contracting hereunder) is based entirely upon information concerning the Corporation contained in documents the content of which is prescribed by statute or regulation (any such information having been delivered to it without independent investigation or verification by the Underwriters); (d) the sale of the Purchased Warrants was not accompanied by any advertisement in printed media of general and regular paid circulation, radio or television; (e) the Underwriters and each of their respective directors, officers, employees, agents and representatives assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of any such publicly available information or as to whether all information concerning the Corporation required to be disclosed by it has been generally disclosed; (f) it (or others for whom it is contracting hereunder) has been advised to consult its own legal advisors with respect to trading in the Special Warrants, the Subject Securities and securities underlying the Subject Securities and to resale restrictions imposed by applicable securities legislation in the jurisdiction in which it resides, that no representation has been made respecting the applicable hold periods or other resale restrictions applicable to such securities, that the Purchaser (or others for whom it is contracting hereunder) is solely responsible (and neither the Corporation nor the Underwriters is in any way responsible) for compliance with applicable resale restrictions and that it is aware that it may not be able to resell such securities except in accordance with limited exemptions under applicable securities legislation and regulatory policy; and (g) the Special Warrants are otherwise subject to the terms, conditions and provisions of the Special Warrant Indenture and the Underwriting Agreement.

     The Purchaser agrees that the Corporation, the Selling Securityholders and/or the Underwriter may be required by law or otherwise to disclose to regulatory authorities the identity of the Purchaser and each beneficial purchaser of Special Warrants for whom the Purchaser may be acting.

8.        REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER
          ----------------------------------------------------------

          The Purchaser hereby represents, warrants and covenants to and with the Underwriter and the Corporation (which representations, warranties and covenants shall survive Closing) that:

     (A) the Purchaser is purchasing the Special Warrants as principal for its own account and not for the benefit of any other person except as otherwise set forth below under its name in Section 18 - "Subscription Particulars";

     (B) the Purchaser will execute and deliver all documentation as may be required by applicable Securities Laws and The Toronto Stock Exchange, including the Private Placement Questionnaire and Undertaking attached as Schedule "II" hereto;

     (C) the address set forth below is the true and correct address of a place of business of the Purchaser (or, if the Purchaser is acting as agent for any person, of such person) and the Purchaser (or such person) is resident in that jurisdiction;

    (D) upon acceptance by the Corporation and/or the Selling Shareholders, this subscription will constitute a valid and legally binding contract of the Purchaser enforceable against the Purchaser in accordance with its terms;

    (E) if an individual, the Purchaser has obtained the age of majority and is legally competent to execute this agreement and to take all actions required pursuant thereto.


     (F) the Purchaser is an "accredited investor" within the meaning of Regulation D ("Regulation D") of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act") since the Purchaser meets one of the following standards for determination of "accredited investor" status:

          (i) Any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

          (ii) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

          (iii) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

          (iv) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D;

          (v) Any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

          (vi) Any entity in which all of the equity owners are "accredited investors".

     (G) The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Special Warrants, and that he is able to bear the economic risk of such investment for an indefinite period of time. The Purchaser is purchasing the Special Warrants for the Purchaser's own account, for investment purposes only and not with a view to any resale or distribution thereof and the Purchaser does not have any contracts, understandings, agreements or arrangements with any person or entity to sell, transfer or grant a participation with respect to any of the Special Warrants or Subject Securities of the Company. The Purchaser understands that the Special Warrants and the Subject Securities being purchased are characterized as "restricted securities" (as defined in Rule 144 under the Securities Act) and that the Special Warrants and the Subject Securities may not be resold without registration or an exemption from registration under the Securities Act.

     (H) The Purchaser understands and agrees that the certificates evidencing the Special Warrants and the Subject Securities will bear an appropriate legend evidencing the restricted nature of the Special Warrants and the Subject Securities indicating that no transfer of any of the Special Warrants or the Subject Securities may be made unless such Special Warrants and the Subject Securities are registered under the Securities Act or an exemption from such registration is available, and that the Company will instruct its transfer agent not to transfer any such Special Warrants or Subject Securities unless such transfer shall be made in compliance with such legend. The legend shall be substantially in the form set forth below:

               "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE OR HYPOTHECATION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS DULY REGISTERED UNDER THE ACT OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH

               TRANSACTION IS EXEMPT FROM THE REGISTRATION PROVISIONS OF THE
               ACT."

     (I) The Purchaser has had: (i) the opportunity to seek outside advice with respect to the terms and conditions of the offering and his investment in the Special Warrants; and (ii) the opportunity to ask questions and receive answers from the Company concerning the terms and conditions of the offering of the Special Warrants and the Company and any additional information or documents relating to the Company which he believes necessary to his purchase of the Special Warrants.

9.        RELIANCE UPON REPRESENTATIONS, WARRANTIES AND COVENANTS
          -------------------------------------------------------

          The Purchaser acknowledges that the representations and warranties and covenants contained in this Subscription Agreement are made with the intent that they may be relied upon by the Underwriter, the Selling Securityholders and the Corporation and their respective counsel to, among other things, determine its eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase Purchased Warrants. The Purchaser further agrees that by accepting the Purchased Warrants, the Purchaser shall be representing and warranting that the foregoing representations and warranties are true as at the Closing Time with the same force and effect as if they had been made by the Purchaser at the Closing Time and that they shall survive the purchase by the Purchaser of the Purchased Warrants and shall continue in full force and effect notwithstanding any subsequent disposition by it of the Purchased Warrants or the Subject Securities, as the case may be.


10.       COMMISSION TO THE UNDERWRITERS
          ------------------------------

          The Purchaser understands that upon completion of the sale by the Corporation and the Selling Securityholders of the Special Warrants, the Underwriter will receive from the Corporation and the Selling Securityholders, on a pro rata basis, a cash commission equal to 8.0% of the issue price of all Special Warrants to be sold by the Underwriter. It is further understood that, as additional compensation for the services provided, the Corporation will grant to the Underwriter compensation warrants exercisable to acquire, without payment of any consideration, compensation options, which compensation options are exercisable to acquire a number of Units equal to 10% of the total number of Special Warrants sold by the Underwriter and not retracted, at an exercise price equal to $1.40 per Unit for a term of fifteen months from the Closing Date. The compensation warrants will be exercisable on the same basis as the Special Warrants and the compensation options issuable upon exercise of the compensation warrants will be qualified pursuant to the Prospectus (to the extent permitted by applicable securities laws). In exercising the compensation options (whether in whole or in part), the Underwriter may, at its sole discretion, in lieu of satisfying the exercise price in cash, elect to receive a specified number of Common Shares and Warrants.

          No other fee or commission is payable by the Corporation or the Selling Securityholders in connection with the sale of the Special Warrants. However, the Corporation and the Selling Securityholders will pay those fees and expenses in connection with the offering as are set out in the Underwriting Agreement.

          The Purchaser understands that the Underwriter and representatives of the Underwriter may have an interest in securities of the Corporation.

11.       COSTS
          -----

          The Purchaser acknowledges and agrees that all costs and expenses incurred by the Purchaser (including any fees and disbursements of any special counsel retained by the Purchaser) relating to the sale of the Purchased Warrants to the Purchaser shall be borne by the Purchaser.

12.       APPOINTMENT OF UNDERWRITER
          --------------------------

          The Purchaser, on its own behalf and (if applicable) on behalf of others for whom the Purchaser is contracting hereunder, hereby:

     (a) irrevocably authorizes the Underwriter to negotiate and settle the form of the Special Warrant Indenture, the warrant indenture pursuant to which the Warrants will be created and issued and any other agreement to be entered into in connection with this transaction and to waive on its own behalf and on behalf of the purchasers of Special Warrants in whole or in part, or extend the time for compliance with, any of the closing conditions in such manner and on such terms and conditions as the Underwriter may determine, acting reasonably, without in any way affecting the Purchaser's obligations or the obligations of such others hereunder; and

     (b) acknowledges and agrees that the Underwriter, the Selling Securityholders and the Corporation may vary, amend, alter or waive, in whole or in part, one or more of the conditions set forth in the Underwriting Agreement in such manner and on such terms and conditions as they may determine, acting reasonably, without affecting in any way the Purchaser or such others' obligations hereunder; provided however, that the Underwriter shall not vary, amend, alter or waive any such condition where to do so would result in a material change to any of the material attributes of the Special Warrants described herein.

13.       GOVERNING LAW
          -------------

          This Subscription Agreement is governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. The Purchaser, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.

14.       SURVIVAL
          --------

          This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the Purchaser notwithstanding the completion of the purchase of the Purchased Warrants by the Purchaser pursuant hereto, the completion of the offering of Special Warrants of the Corporation and any subsequent disposition by the Purchaser of the Purchased Warrants or the Subject Securities.

15.       ASSIGNMENT
          ----------

          This Subscription Agreement is not transferable or assignable by the parties hereto.

16.       ENGLISH LANGUAGE
          ----------------

          We, the undersigned, hereby acknowledge that we have consented and requested that all documents evidencing or relating in any way to the sale of the Special Warrants be drawn up in the English language only.

          Nous, soussignes, reconnaissons par les presentes avoir consenti et demande que tous les documents faisant foi ou se rapportant de quelque maniere a la vente de ces bons de souscription achets soient redigis en anglais seulement.


17.       COUNTERPARTS
          ------------

          This Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

18.       SUBSCRIPTION PARTICULARS
          ------------------------

SUBSCRIPTION. The aggregate number of the Special Warrants being subscribed for is _______________________________. At a price equal to $1.40 per Special
Warrant, the aggregate price of the Special Warrants being subscribed for is $__________________________________.

REGISTRATION. The Special Warrants and the Subject Securities are to be registered in the name of:

               ______________________________________________________________

               ______________________________________________________________

               ______________________________________________________________

DELIVERY. The certificate representing the Special Warrants and the certificates representing the Subject Securities are to be delivered to:

               ______________________________________________________________
               (name)

               ______________________________________________________________
               (address)

               ______________________________________________________________

               ______________________________________________________________
               (contact name and number)

AGENT FOR DISCLOSED PRINCIPAL. If the Purchaser is signing as agent for one or more disclosed principals and not as agent for a fully managed account, the name and address of each such principals:


               ______________________________________________________________

               ______________________________________________________________

               ______________________________________________________________

(if space is insufficient, attach a list).

     DATED as of the ____ day of ___________, 1998.


                         ____________________________________________________
                         Name of Purchaser (please type or print)

                         By: ________________________________________________
                             (Signature of Authorized Representative)

                             ________________________________________________
                             (Name of Person Signing)

                             ________________________________________________
                             (Office or Title)


     ______________________________________________________________
     (Address of Purchaser)

     ______________________________________________________________

     ______________________________________________________________


    IN ORDER TO FACILITATE SETTLEMENT, THESE INSTRUCTIONS MUST BE RECEIVED
                 BY 5:00 P.M. (TORONTO TIME) ON JULY 31, 1998.

19.  ACCEPTANCE
     ----------

          The Corporation and/or the applicable Selling Securityholder(s) hereby accept the above-mentioned offer to purchase Special Warrants.

          DATED as of this _____ day of _____________, 1998.


                              BID.COM INTERNATIONAL INC.


                              By:___________________________________________
                              Authorized Signing Officer


_______________________       ____________________________
Witness                       Paul Godin


_______________________       ____________________________
Witness                       Jeffrey Lymburner

                                  SCHEDULE I

                                  TERM SHEET

ISSUER: Bid.Com International Inc. (formerly Internet Liquidators International Inc.) (the "Corporation").

SIZE OF OFFERING:       $12,040,000

PURCHASED SECURITIES:   8,600,000 special warrants ("Special Warrants"), of
                        which 8,100,000 shall be issued and sold by the Corporation (the "Treasury Special Warrants") and
                        500,000 shall be issued and sold by Paul Godin and Jeffrey Lymburner (the "Secondary Special Warrants") on a pro rata basis (or on such other basis as the Underwriter and the Paul Godin and Jeffrey Lymburner may otherwise agree). Subject to adjustment in certain events, each Special Warrant shall be exercisable, for no additional consideration, to acquire one unit
                        ("Unit"), each Unit consisting of one common share
                        ("Common Share") and one-half of one Common Share purchase warrant ("Warrant") of the Corporation.

WARRANTS:               Each whole Warrant shall entitle the holder thereof to
                        acquire one Common Share for a period ending on the date which is the earlier of (i) ten (10) business days following the date on which the Corporation delivers a notice to all holders of Warrants confirming that it has filed a preliminary prospectus or registration statement in connection with a U.S. public offering of at least
                        $7,000,000 and (ii) 12 months following the Closing Date
                        (defined below) at an exercise price of $1.65 per Common
                        Share.

PURCHASE PRICE:         $1.40 per Special Warrant.

UNDERWRITER:            Yorkton Securities Inc.

CLOSING DATE:           August 4, 1998 or such other date as the Underwriter and
                        the Corporation may agree (the "Closing Date").

EXERCISE AND            Unless previously retracted, the Special Warrants shall
PROSPECTUS CONDITIONS:  be exercisable by the holders thereof at any time and will be automatically exercised at 5:00 p.m. (Toronto time) on the earlier of the following dates (such date being the "Expiry Date"): (i) the fifth business day after a receipt is issued by the last of the relevant securities regulatory authorities in the Qualifying
                        Jurisdictions (the "Securities Regulators") for a
                        (final) prospectus (the "Final Prospectus") qualifying the Units issuable on the exercise of the Special
                        Warrants; and (ii) one year after the Closing Date.

SHAREHOLDER APPROVAL:   In the event that the Corporation is unable to obtain
                        the written consent to the Offering by holders of not less than 50% of the Common Shares on or prior to the date that is ten (10) business days following the Closing Date, the Corporation shall covenant and agree to convene a special meeting (the
                        "Meeting") of the shareholders of the Corporation (the
                        "Shareholders") as soon as possible and in any event within 75 days following the Closing Date in accordance with the by-laws of the Corporation and applicable corporate and securities laws in order to seek approval of the Offering by the Shareholders (the "Shareholder
                        Approval").

CLOSING CONDITIONS:     Among other conditions of closing standard for a
                        transaction of this nature, on or prior to the Closing
                        Date (i) holders of not less than 7,500,000 Common
                        Shares shall have executed and delivered written consents to the Offering as required by The Toronto
                        Stock Exchange; (ii) the principal shareholders of the Corporation shall have executed and delivered irrevocable undertakings to vote all of their Common
                        Shares in favour of the Offering if the Meeting is required; and (iii) Paul Godin and Jeffrey Lymburner shall have deposited a sufficient number of Common
                        Shares in escrow to satisfy their obligations upon exercise of the Secondary Special Warrants and the Warrants comprising part of the Secondary Special
                        Warrants.

ESCROW ARRANGEMENTS:    The gross proceeds of the Offering less an amount equal
                        to 75% of the Underwriter's commission and estimated costs and expenses incurred in connection with the Offering (the "Escrowed Proceeds") shall be deposited into escrow with counsel to the Underwriter (the "Escrow
                        Agent") as interest bearing funds on the Closing Date.

                        Upon the execution and delivery of a binding agreement announced in the public domain in respect of a private placement (the "Private Placement") on or prior to August 15, 1998 pursuant to which a strategic investor (the "Strategic Investor") purchases not less than 1,500,000 Common Shares of the Corporation at a price of not less than $1.20 per share, the Escrow Agent shall release 25% of the Escrowed Proceeds (less a holdback of $200,000 to be applied against any cash penalty events as described below) to the Corporation, Paul Godin and Jeffrey Lymburner on a pro rata basis.

                        Provided that the Shareholder Approval has been obtained, the Private Placement has closed and a receipt for the Final Prospectus has been issued by the last of the Securities Regulators in each of the Qualifying Provinces, the Escrow Agent shall release the balance of the Escrowed Proceeds less, for greater certainty, the aggregate Automatic Retraction Price and Discretionary Retraction Price (as hereinafter defined), if any, and the remaining 25% of the Underwriter's commission and estimated costs and expenses incurred in connection with the Offering, to the Corporation, Paul Godin and Jeffrey Lymburner on a pro rata basis.

PENALTY EVENTS:         In the event that the Private Placement has not closed
                        on or before

                        August 15, 1998 or in the event that the Final Prospectus has not been filed and receipts issued therefor by the last of the Securities Regulators on or prior to the date (such date being hereinafter referred to as the "Qualification Deadline") that is:

                        (i) 90 days after the Closing Date, in the case where the Meeting is not required to be convened; and

                        (ii) 105 days following the Closing Date, in the case where the Meeting is required to be convened,

                        each Special Warrant exercised or deemed to be exercised thereafter shall entitle the holder to receive 1.07 Units (in lieu of one Unit).

                        In the event a Meeting must be convened but is not convened within 75 days of the Closing Date, Purchasers shall be entitled to receive from the Escrowed Proceeds an amount (the "Cash Penalty Price") equal to 7% of the Purchase Price per Special Warrant for each Treasury Special Warrant purchased.

RETRACTION:             In the event that the Shareholder Approval is not
                        obtained within 90 days of the Closing Date, the Corporation shall retract and cancel, on a pro rata basis, that number of Treasury Special Warrants equal to the total number of Treasury Special Warrants sold pursuant to the Offering less the number of Treasury
                        Special Warrants that may be issued and sold by the Corporation without Shareholder Approval (being a minimum of 1.9 million Special Warrants), at a retraction price per Special Warrant (the "Automatic
                        Retraction Price") payable from the Escrowed Proceeds equal to the sum of (i) the Purchase Price per Special
                        Warrant (together with all interest accrued thereon);
                        and (ii) 7% of the aggregate Purchase Price of the Treasury Special Warrants divided by the number of Treasury Special Warrants to be retracted.

                        In the event that the Private Placement has not occurred on or before August 15, 1998 or the Final Prospectus has not been filed and receipts issued therefor by the last of the Securities Regulators on or before the Qualification Deadline, the Purchasers shall be entitled, at their option, to require the Corporation to retract and cancel on a pro rata basis up to such number of Special Warrants as may be retracted from the Escrowed Proceeds at a retraction price per Special Warrant (the "Discretionary Retraction Price") equal to the Purchase Price per Special Warrant (together with all interest accrued thereon). For greater certainty, any amounts paid to the Underwriter out of the gross proceeds of the Offering in respect of the Underwriter's commission or expenses shall be paid by the Corporation to the Escrow Agent prior to payment of the Discretionary Retraction Price.

                        For greater certainty, in the event that the Escrowed Proceeds are not sufficient to satisfy the aggregate Automatic Retraction Price or the

                        Cash Penalty Price, the Corporation shall pay to the Escrow Agent, prior to the return of the Escrowed Proceeds to the Purchasers, an amount equal to the shortfall.

                                  SCHEDULE II

                          THE TORONTO STOCK EXCHANGE
                PRIVATE PLACEMENT QUESTIONNAIRE AND UNDERTAKING

To be completed by each proposed private placement purchaser of listed securities or securities which are convertible into listed securities.

                                 QUESTIONNAIRE

1.   DESCRIPTION OF TRANSACTION
(a) Name of Issuer of the Securities: Bid.Com International Inc. (formerly, Internet Liquidators International Inc.)
(b) Number and Description of Securities to be Purchased: ________ Special Warrants
(c)  Purchase Price:  $1.40 per Special Warrant

2.   DETAILS OF PURCHASER

(a)  Name of Purchaser :_____________________________________________________
(b)  Address:________________________________________________________________
(c) Names and addresses of persons having a greater than 10% beneficial interest in the purchaser:______________________________________________

3.   RELATIONSHIP TO ISSUER

(a) Is the Purchaser (or any person named in response to 2(c) above) an insider of the issuer for the purposes of the Securities Act (Ontario) (before giving effect to this private placement)? Is so, state the capacity in which the Purchaser (or person named in response to 2(c)) qualifies as an insider

     ________________________________________________________________________

     ________________________________________________________________________

     ________________________________________________________________________

(b) If the answer to (a) is "no", are the Purchaser and the issuer controlled by the same person or company? If so, give details:

     ________________________________________________________________________

     ________________________________________________________________________

4.   DEALINGS OF PURCHASER IN SECURITIES OF THE ISSUER

     Give details of all trading by the Purchaser, as principal, in the securities of the issuer (other than debt securities which are not convertible into equity securities), directly or indirectly, within the 60 days preceding the date hereof:

     ________________________________________________________________________

     ________________________________________________________________________

     ________________________________________________________________________

                                  UNDERTAKING


TO:  THE TORONTO STOCK EXCHANGE


The undersigned has subscribed for and agreed to purchase, as principal, the securities described in Item 1 of this Private Placement Questionnaire and Undertaking.

The undersigned undertakes not to sell or otherwise dispose of any of the said securities so purchased or any securities derived therefrom for the lesser of:
(a) a period of six months from the date of the closing of the transaction herein or for such period as is prescribed by applicable securities legislation, whichever is longer; and (b) a period ending on the date that a receipt for a final prospectus in respect of the said securities or any securities derived therefrom has been issued by the Ontario Securities Commission, without the prior consent of The Toronto Stock Exchange and any other regulatory body having jurisdiction.

DATED at __________________ this ________ day of _____________________, 1998.


                                      __________________________________________
                                      (Name of Purchaser - please print)

                                      __________________________________________
                                      (Authorized Signature)

                                      __________________________________________
                                      (Official Capacity - please print)

                                      __________________________________________
                                      (please print here name of individual
                                      whose signature appears above, if
                                      different from name of purchaser printed above)